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                                                                   EXHIBIT 10(q)

     T H E   A M E R I C A N   I N S T I T U T E   O F   A R C H I T E C T


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                               AIA Document A111
                           STANDARD FORM OF AGREEMENT
                          BETWEEN OWNER AND CONTRACTOR
                       where the basis of payment is the
                          COST OF THE WORK PLUS A FEE
                   with or without a Guaranteed Maximum Price

                                  1987 EDITION

 THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY
          IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

 The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

     This document has been approved and endorsed by the Associated General
                            Contractors of America.

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AGREEMENT

made as of the SEVENTH day of JUNE in the year of Nineteen Hundred and NINETY-NINE

BETWEEN the Owner:
(Name and address)       SEA PINES COMPANY, INC.
                         Post Office Box 7000
                         Hilton Head Island, South Carolina 29938

and the Contractor:
(Name and address)       HARDEN FRASER CONSTRUCTION, INC.
                         Post Office Box 7844
                         Hilton Head Island, South Carolina 29938

the Project is:
(Name and address)       THE INN AT HARBOUR TOWN
                         HERITAGE CONFERENCE CENTER
                         AND SEA PINES RACQUET CLUB
                         Hilton Head Island, South Carolina

the Architect is:
(Name and address)       THOMAS & HUTTON ENGINEERING CO.
                         3 Oglethorpe Professional Building
                         Savannah, Georgia 31406

The Owner and Contractor agree as set forth below.

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Copyright 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, (c)1987 by The
American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.
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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(c)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE,
N.W., WASHINGTON, D.C. 20006

                                                                  A111-1987    1

                                    ARTICLE 1
                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, wither written of oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                                    ARTICLE 2
                            THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

THE CONSTRUCTION OF A SINGLE LEVEL CONFERENCE CENTER OVER PARKING ADJACENT TO THE HERITAGE GOLF CLUBHOUSE, A SIXTY ROOM, THREE LEVEL OVER PARKING INN AND RENOVATION OF THE EXISTING TENNIS CENTER TOGETHER WITH ALL RELATED SITEWORK AND LANDSCAPE CONSTRUCTION MORE FULLY DESCRIBED ELSEWHERE IN THIS AGREEMENT AND THE CONTRACT DOCUMENTS REFERENCED HEREIN.





                                    ARTICLE 3
                           RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

                                    ARTICLE 4
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

THE DATE OF COMMENCEMENT FOR THE HERITAGE CONFERENCE CENTER SHALL BE JUNE 7, 1999. THE INN AT HARBOUR TOWN SHALL BE COMMENCED UPON RECEIPT OF THE BUILDING PERMIT AND COMPLETED CONSTRUCTION DOCUMENTS.

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less that five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.


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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                    A111-1987  2

4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than
(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

SUBSTANTIAL COMPLETION ON THE SEA PINES RACQUET CLUB RENOVATIONS SHALL BE ACHIEVED NO LATER THAN JANUARY 31, 2000. SUBSTANTIAL COMPLETION SHALL BE ACHIEVED ON THE HERITAGE CONFERENCE CENTER NO LATER THAN APRIL 7, 2000. SUBSTANTIAL COMPLETION ON THE INN AT HARBOUR TOWN SHALL BE ACHIEVED NO LATER THAN JULY 31, 2000.

, subject to adjustments of this Contract Time as provided in the Contract Documents.
(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)


THIS CONTRACT IS NOT SUBJECT TO LIQUIDATED DAMAGES.



                                    ARTICLE 5
                                  CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee determined as follows:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)



A FEE OF 8% OF THE COST OF THE WORK AS DEFINED IN ARTICLES 7 AND 8 OF THIS AGREEMENT.


5.1.1 For changes in the Work the Contractor's Fee shall be adjusted as follows:

         a. FOR ADDITIONAL WORK: A FEE OF 8% OF THE TOTAL CHANGE IN THE COST OF THE WORK AS DEFINED IN ARTICLES 7 AND 8.

         b. FOR DEDUCTIVE WORK: A REDUCTION IN FEE OF 8% OF THE TOTAL DEDUCTIVE CHANGE IN THE COST OF THE WORK AS DEFINED IN ARTICLES 7 AND 8.



5.2 GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed TWELVE MILLION, FIVE HUNDRED THIRTY-NINE THOUSAND AND ONE HUNDRED AND TWELVE DOLLARS ($12,539,112.00), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)

5.2.1.a SAVINGS SHALL BE DISTRIBUTED 75% TO THE OWNER AND 25% TO THE CONTRACTOR. SAVINGS SHALL EQUAL THE CONTRACT SUM PLUS APPROVED CHANGE ORDERS LESS COST OF THE WORK AND LESS CONTRACTOR'S FEE.

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                    A111-1987  3

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates, but only if a Guaranteed Maximum Price is inserted Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

SEE ATTACHMENT A.




5.2.3 The amounts agreed to for unit prices, if any, are as follows:
(State unit prices only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1.)


NONE


                                    ARTICLE 6
                               CHANGES IN THE WORK

6.1 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph
7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                    A111-1987  4

6.2 CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1 Increased costs for the items set forth in Article 7 which result from changes in the Work shall become part of the Costs of the Work, and the Contractor's Fee shall be adjusted as provided in Paragraph 5.1.

6.3 ALL CONTRACTS

6.3.1 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes in such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work.


                                    ARTICLE 7
                             COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1 LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site, or with the Owner's agreement, at off-site workshops. THE PROJECT MANAGER'S COST WILL BE PRORATED AMONG ALL JOBS HE IS WORKING ON BASED ON ACTUAL TIME SPENT ON EACH JOB REGARDLESS OF WHERE THE PROJECT MANAGER IS STATIONED.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement.
(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                    A111-1987  5

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject tot he Owner's prior approval. CONTRACTOR OWNED EQUIPMENT MAY BE RENTED TO THE JOB AT 85% OF THE MONTHLY RATES LISTED IN THE BLUE BOOK.

7.1.4.3 Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

7.1.5 MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs
7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such cost of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other that the Contractor's fault or negligence.

7.1.6 OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2 EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE ON NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                    A111-1987  6

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor of material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.



                                    ARTICLE 8
                           COSTS NOT TO BE REIMBURSED

8.1 The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in
Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other that the site office.

8.1.3 Overhead and general expenses, except as may be expressly included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, or anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7 Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.


                                    ARTICLE 9
                         DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.


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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                    A111-1987  7

                                   ARTICLE 10
                        SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontract or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

                                   ARTICLE 11
                               ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access ALL OF to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                   ARTICLE 12
                                PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Architect not later than the 25TH day of a month, the Owner shall make payment to the Contractor not later than the TENTH (10TH) day of the FOLLOWING month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than FIFTEEN (15) days after the Architect received the Application for Payment.


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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                    A111-1987  8

12.4 With each Application for Payment the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments.



12.5 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.3 Add the Contractor's Fee, less retainage of TEN percent (10%). The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4 Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subcontract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.


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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                    A111-1987  9

12.5.4 Additional retainage, if any, shall be as follows:
(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's Fee provided in Clause
12.5.3.3. (2) the retainage from Subcontractors provided in Paragraph 12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.)

UNTIL THE WORK IS FIFTY (50%) COMPLETE, THE OWNER WILL DEDUCT TEN PERCENT (10%) RETAINAGE. THEREAFTER, UNTIL COMPLETION, THE OWNER WILL NOT DEDUCT ANY ADDITIONAL RETAINAGE SO THAT AT COMPLETION, THE RETAINAGE AMOUNT SHALL BE FIVE PERCENT (5%).

WITHIN THIRTY (30) DAYS OF THE ISSUANCE OF THE CERTIFICATE OF SUBSTANTIAL COMPLETION FOR THE SEA PINES RACQUET CLUB RENOVATIONS, HERITAGE CONFERENCE CENTER AND INN AT HARBOUR TOWN, RETAINAGE FOR THAT PORTION OF THE WORK SHALL BE PAID TO THE CONTRACTOR.


12.6 CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

Not Applicable.

12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage as INDICATED IN ARTICLE 12.5.4.1 percent ( %). Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order.

12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage as INDICATED IN ARTICLE 12.5.4 percent ( %).

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                   A111-1987  10

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has make examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.


                                   ARTICLE 13
                                  FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Applications for Payment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner's accountants; and
(3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

UNLESS THE OWNER TAKES EXCEPTION TO THE ARCHITECT'S DETERMINATION OF FINAL COMPLETION; HOWEVER, THE OWNER'S APPROVAL SHALL NOT BE UNREASONABLY WITHHELD.

13.2 The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3 Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contract, the Contractor shall reimburse the difference to the Owner.


--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                   A111-1987  11

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architects reasons for withholding a certificate provided in Subparagraph
9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.



                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 Where reference is made to this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

PAYMENTS DUE THE CONTRACTOR NOT PAID WITHIN FIVE (5) DAYS OF THE DATE DUE IN ACCORDANCE WITH ARTICLE 12.1 SHALL BEAR INTEREST AT WACHOVIA BANK OF SOUTH CAROLINA PRIME RATE PLUS TWO PERCENT (2%).


(Ursury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)


14.3 Other provisions:



                                   ARTICLE 15
                            TERMINATION OR SUSPENSION

15.1 The Contract may be terminated by the Contractor as provided in Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.


--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                   A111-1987  12

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount , if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15. 3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be determined by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ration to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous payments made by the Owner.

The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontract and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

                                   ARTICLE 16
                        ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General conditions of the Contract for Construction, AIA Document A201, 1987 Edition AS MODIFIED AND ATTACHED TO THIS AGREEMENT.


16.1.3 The Supplementary and other Conditions of the Contract are those
contained in the Project Manual dated                   , and are as follows:

SEE ATTACHMENT A



16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, and are as follows:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

SEE ATTACHMENT A



--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                   A111-1987  13

16.1.5 The Drawings are as follows, and are dated            unless a different
date is shown below:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

SEE ATTACHMENT A



16.1.6   The Addenda, if any, are as follows:

NONE



Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 16.



--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                   A111-1987  14

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)


a. GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION, 1987 EDITION, AIA DOCUMENT A201 AS MODIFIED BELOW AND WITHIN THE ATTACHED:

                  PARAGRAPH 3.5.1 IN THE FOURTH LINE AFTER "SEQUENCES", INSERT "SAFETY"

                  PARAGRAPH 3.4.2 IN THE FIRST LINE AFTER "DISCIPLINE", ADD "SAFETY".


16.1.8 QUALIFICATIONS AND CLARIFICATIONS (ATTACHMENT A)

16.1.9 SCHEDULE OF VALUES (ATTACHMENT B)

16.1.10 OWNER'S FINANCING (ATTACHMENT C)

16.1.11 DOCUMENT OF DIFFERENTIATION (ATTACHMENT D)

16.1.12 INTERIOR FINISH DESCRIPTIVE NARRATIVE (ATTACHMENT E)

16.1.13 LANDSCAPE COST ESTIMATE FOR HERITAGE CONFERENCE CENTER (ATTACHMENT F)

16.1.14 LANDSCAPE COST ESTIMATE FOR THE INN AT HARBOUR TOWN (ATTACHMENT G)

16.1.15 LANDSCAPE COST ESTIMATE FOR SEA PINES RACQUET CLUB (ATTACHMENT H)




This Agreement is entered into as the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


OWNER                                      CONTRACTOR

SEA PINES COMPANY, INC.                    HARDEN FRASER CONSTRUCTION, INC.

/s/ Michael E. Lawrence                    /s/ Joseph B. Fraser III
-------------------------------------      -------------------------------------
BY:      MICHAEL E. LAWRENCE               BY:      JOSEPH B. FRASER III
ITS:     PRESIDENT                         ITS:     PRESIDENT


DATE: 6/16/99                              DATE:


--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA(R) -
(C)1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                   A111-1987  15

                                  ATTACHMENT A
                               INN AT HARBOUR TOWN
                           HERITAGE CONFERENCE CENTER
                             SEA PINES RACQUET CLUB

                        QUALIFICATIONS AND CLARIFICATIONS
                                  JUNE 7, 1999

A.   GENERAL

1. The Guaranteed Maximum Price (GMP) is based on the terms and conditions of the executed Contract dated June 7, 1999, except as modified herein.

2. The GMP is based upon the Specifications, Drawings, Allowances and Qualifications listed in this Attachment A.

3. It is understood that since the Architect's documents for the Inn at Harbour Town have not been revised to incorporate all of the accepted value engineering items listed in this Attachment A, the Owner, Architect and Harden Fraser Construction, Inc. will work together to complete the design in accordance with the intent and scope of the accepted value engineering that form the basis of the GMP. Should an increase in the GMP be indicated due to deviations from such intent and scope during document completion, the GMP shall be increased to cover the increased cost and the associated General Conditions and Fee. It is understood that any value engineering accepted by Owner will also be accepted by the Architect and will be incorporated into the construction drawings and specifications as if they were part of the original design.

4. The GMP line item costs include items of work that will be subcontracted, as well as Harden Fraser Construction, Inc. reimbursement costs. No guarantee exists on any separate line. Savings in any line item may be transferred to cover possible overruns of other line items.

5. It is intended that this project include no proprietary vendors. Where a single vendor is designated, this is to serve as a reference relative to performance criteria for the equipment/system described. This is applicable throughout the project, other than where the documents specifically stipulate that only a particular vendor may be considered.

6. The GMP is based on the premise that the design will meet all laws, ordinances, rules, and regulations in effect at the time the GMP was prepared. The GMP will be adjusted should any discrepancies between design and the aforementioned laws and ordinances result in or required an increase in the Cost of the Work.

7. Harden Fraser Construction, Inc. does not assume design responsibility for any component of the project.

8. Except for the fire protection system and wood trusses, the GMP does not include the cost of the professional engineer's stamp on any subcontractor's or vendor's shop/ fabrication drawings unless specifically stipulated by prevailing jurisdictional requirements.

9. The GMP does not include Builder's Risk Insurance nor Owner's Protective Liability Insurance. Deductibles are understood to be Owner's responsibility. Difference in coverage (Harden Fraser Construction, Inc. policy limits versus contract requirements) cost are not included in the GMP.

10. The GMP includes a 12-month warranty of all work that begins with the date of the certification of occupancy. The cost of any extended warranties required by the Specifications is included in the GMP. However, any extended warranties required by the Specifications will be exclusively between the manufacturer/subcontractor and the Owner.

11. The GMP does not include any funds for damages caused by the Architect's errors and omissions or failure to carry adequate Professional Liability Insurance.

12.  Use of Union labor/prevailing wage is not mandatory.

13. The cost for temporary construction heating required for finishes is included. Harden Fraser Construction, Inc. will pay for utility consumption costs.

14. Utility bills will be paid by the Owner after receipt of Certificate of Occupancy and the sooner of the issuance of the Certificate of Substantial Completion or commencement of installation of furnishings, fixtures and equipment for each building.

15. Payment & Performance Bonds are typically included in the cost for subcontracts that exceed $100,000, but are not included for Harden Fraser Construction, Inc.

16. The GMP does not include removal of asbestos or other hazardous materials. Should this type of material be discovered, we will stop work and notify Owner for the correction directions. Further, Harden Fraser Construction, Inc. will not assume any liability for its removal.

17. The GMP does not include any furnishings or distribution/installations of furnishings except as described in the "Documentation of Differentiation" prepared by Design Continuum, Inc. and included in Attachment D.

18. The GMP is based on receiving the Building Permit together with the completed issued for construction plans for the Inn at Harbour Town no later than July 15, 1999.

19. All surveying and layout verifications by independent agencies are understood to be the responsibility of the Owner. Only surveying and layout integral to installation of the work of the new construction is included in the GMP.

20. Off-site construction is not included other than that necessary to the execution of on-site construction operations and specifically identified in the sitework drawings prepared by Thomas & Hutton Engineering Company referenced in this Attachment A.

21.  Consulting services (material, systems, equipment) are not included.

22. The schedule float is not considered the possession of the Owner in that the schedule is the Contractor's methodology of how to meet only the required occupancy dates and not incremental activity dates.

23. Sales taxes are included including the new 6% Beaufort County, South Carolina sales tax.

24. Our price is based upon existing soils conditions adequate to the structural requirements and free of concealed interference's, subsurface water intrusion, and/or contaminants requiring removal. No unsuitable soil removal is included.

25. The GMP does not include any development fees, assessment fees, water and sewer connection fees, or any other fees other than the Town of Hilton Head Island building permits.

26. Except for the temporary project signs, all signage, graphics, and/or directories are not included except for the site signage allowance included in the Landscape Construction portion of this Attachment A.

27. The GMP does not include any architectural, structural, mechanical, electrical and/or plumbing modification due to variances between actual Owner equipment purchased and what is shown on the contract documents.

28. The GMP does not include handing of Owner furnished equipment including the disposal of the furnishings generated rubbish.

29. The GMP includes only the equipment connections specifically indicated by the construction documents.

30. The GMP includes a total of 21 weather days in the construction schedule for inclement weather. Weather days are a combined total of actual rain/weather days and weather impact days. Weather impact days are days lost due to inclement weather and may occur on the day(s) or night(s) before or after a weather day. The Contractor will report the status of any weather delays monthly to the Owner. The contract completion time will be extended for each weather day encountered beyond those identified below:

     January -             4   days             July -            0    days
     February -            3   days             August    -       0    days
     March -               2   days             September -       2    days
     April -               2   days             October -         2    days

     May -                 0   days             November -        3    days
     June -                0   days             December -        3    days

31. Allowances, as noted herein, are included in our price for those items that could not be priced at the time the GMP was established. Unless otherwise noted, all Allowances include furnishing of material, delivery, unloading, installation, taxes, insurance and administrative costs. Material furnished by others only includes installation and does not include delivery, unloading and applicable Sales Tax.

32. Owner shall locate or identify on drawings all underground utilities in the work area. The GMP does not include the repair of utilities not located and identified by the Owner.


B.   HERITAGE CONFERENCE CENTER SITEWORK

1. The Heritage Conference Center Sitework potion of this is based on the following documents prepared by Thomas and Hutton Engineering Co. titled "Sea Pines Heritage Center at Sea Pines Plantation".

Sheet No.    Description                              Issue Date   Revision Date
---------    -----------                              ----------   -------------
1            Cover Sheet                              2/10/97
2            Demolition Plan                          2/10/97      8/14/97
3            Site Development Plan                    2/10/97      8/14/97
4            Heritage Setup and Staging Area                       8/14/97
5            Artist Area Graveled Parking Lot         4/11/97      8/14/97
6            Details                                  2/10/97      6/17/97
7            Details                                  2/10/97      7/29/97


2. The sitework portion of this contract does not include the Work shown on the sitework drawings listed above completed under the previous sitework contract dated October 6, 1998.

3.   The Heritage Conference Center specifically includes the following:

     a.   Irrigation repair is not included.
     b.   Tree protection, if required, is not included.


C.   HERITAGE CONFERENCE CENTER LANDSCAPING WORK

1. The Heritage Conference Center Landscaping Work portion of this proposal is based on the following documents prepared by Wood + Partners, Inc. titled "The Heritage Conference Center".

Sheet No.    Description                    Issue Date     Revision Date
---------    -----------                    ----------     -------------
             Cover Sheet                    3/19/99
L1           Layout Plan                    3/17/99
L2           Grading Plan & Detail          3/17/99
L3           Planting Plan                  3/17/99

2. The following Allowances are included in the Heritage Conference Center Landscape Work:

     a.   Landscape Mounding                      $2,500.00
     b.   Site Signage                            $2,000.00
     c.   Irrigation System                      $10,747.00

3. The scope and quantity of work included in this portion of the contract is shown on the attached Attachment F as the Phase I Work. Value Engineering changes accepted by the Owner and included in the GMP include the following:

     a.   Delete the textured concrete with brick banding at the auto drop off.
     b.   Delete the brick headers and dividers at the rear paving
     c. Change the size of the Parson's Juniper and Evergreen Giant Liriope to 1 gal.
     d. Delete the annuals planting which will be included in the operations budget.
     e.   No site electrical is included.


D.   HERITAGE CONFERENCE CENTER BUILDING CONSTRUCTION

1. The Heritage Conference Center building construction portion of this proposal is based on the following documents prepared by Lee & Parker Architects titled "Harbour Town Conference Center".

Sheet No.      Description                                              Issue Date     Revision Date
---------      -----------                                              ----------     -------------
Architectural
-------------
A.0.1          Title Sheet & Index                                      10/10/97
D.1.1          Not Issued
A.1.1          Ground Floor Plan                                        10/10/97       9/22/97
A.1.2          Second Floor Plan                                        10/10/97       10/16/97
A.1.3          Roof Plan and Detail                                     10/10/97
A.2.1          Interior Finish Schedule                                 10/10/97
A.2.2          Door & Frame Schedule & Types                            10/10/97
A.2.3          Door & Frame Details                                     10/10/97
A.3.1          Building Elevations                                      10/10/97
A.4.1          Ground Floor Reflected Ceiling Plan                      10/10/97       8/26/97
A.4.2          Second Floor Reflected Ceiling Plan                      10/10/97       10/16/97
A.5.1          Building Cross Sections                                  10/10/97
A.5.2          Building Sections                                        10/10/97
A.6.1          Ground Floor Partial Plans                               10/10/97
A.6.2          Not Issued
A.6.3          Second Floor Partial Plans                               No Date
A.6.4          Not Issued

A.7.1          Vertical Circulation, Stair #1 Plan & Section            10/10/97
               Guardrail Details
A.7.2          Vertical Circulation, Stair #1 Plan & Section            10/10/97
               Guardrail Details
A.7.3          Not Issued
A.8.1          Not Issued
A.8.2          Not Issued
A.9.1          Not Issued
A.9.1          Not Issued

Structural
----------
S.1            Foundation Plan                                          5/23/97
S.2            Second Floor Framing Plan/Slab Reinforcements            5/23/97
S.3            Second Floor Framing Plan/Beam Reinforcements            5/23/97
S.4            Floor Slabs and Beams Schedule                           5/23/97
S.5            Roof Framing Plan
S.6            Structural Detail                                        5/23/97
S.7            Structural Detail                                        5/23/97
S.8            General Notes & Details                                  5/23/97
S.9            Structural Details

Plumbing
--------
P.0.1          Kitchen Equipment & Fixture Schedules                    10/10/97
P.1.1          First Floor Soil, Waste & Vent Plan                      10/10/97       10/09/97
P.1.2          Second Floor Soil, Waste & Vent Plan                     10/10/97       10/9/97
P.2.1          First Floor Hot & Cold Water & Gas Plans                 10/10/97
P.2.2          Second Floor Hot & Cold Water & Gas Plans                10/10/97
P.3.1          Kitchen Soil, Waste, Vent Plan                           10/10/97
P.3.2          Kitchen Hot & Cold water & Gas Plan                      10/10/97
P.4.1          Plumbing Details                                         10/10/97

Fire Protection
---------------
F.0.1          Fire Sprinkler Specification & Details                   10/10/97
F.1.1          First and Second Floor Fire Protection Plan              10/10/97

Mechanical
----------
M.0.1          Schedule and Details                                     10/10/97       9/30/97
M.1.1          First Floor Plan - HVAC                                  10/10/97
M.1.2          Second Floor Plan - HVAC                                 10/10/97       9/30/97

Electrical
----------
E.0.1          Schedule, Legend & Notes                                 10/10/97
E.0.2          Electrical Site Plan                                     10/10/97
E.1.1          First Floor Plan - Lighting                              10/10/97

E.1.2          Second Floor Plan - Lighting                             10/10/97
E.2.1          First Floor Plan - Power & Signal                        10/10/97
E.2.2          Second Floor Plan -Power & Signal                        10/10/97
E.3.1          Kitchen Plan - Electrical                                10/10/97
E.3.2          Service Station - Electrical & Detail                    10/10/97
E.4.1          Electrical Detail                                        10/10/97

Kitchen/Food Service Equipment
------------------------------
K.1            General                                                  10/10/97       6/3/97
K.2            Kitchen Plans - Equipment                                10/10/97
K.3            Kitchen Plans - Plumbing                                 10/10/97
K.4            Kitchen Plans - Electrical                               10/10/97
K.5            Wall Support for Equipment                               10/10/97
K.6            Refrigerator/Freezer Plan & Specification & Exhaust      10/10/97
               Hood Details & Specifications
K.7            Kitchen Elevations                                       10/10/97
K.8            Kitchen Elevations                                       10/10/97
K.9            Kitchen Elevations                                       10/10/97
K.10           Kitchen Elevations                                       10/10/97

Interior Design
---------------
ID-C           Drawing Index & General Notes                            10/10/97
ID-100         Second Floor Key Plan                                    10/10/97
ID-101         Second Floor Key Plan                                    10/10/97
ID-200         Second Floor Reflected Ceiling Plan                      10/10/97
ID-201         Second Floor Reflected Ceiling Plan                      10/10/97
ID-300         Second Floor Power & Communications                      10/10/97
ID-301         Second Floor Power & Communications                      10/10/97
ID-400         Second Floor Finish Plan                                 10/10/97
ID-401         Second Floor Finish Plan                                 10/10/97
ID-500         Second Floor Furniture Plan                              10/10/97
ID-501         Second Floor Furniture Plan                              10/10/97
ID-600         Finish Notes & Description                               10/10/97
ID-601         Not Issued
ID-700         Interior Elevations                                      10/10/97
ID-701         Interior Elevations                                      10/10/97
ID-702         Interior Elevations                                      10/10/97
ID-703         Interior Elevations                                      10/10/97
ID-704         Interior Elevations                                      10/10/97
ID-705         Interior Elevations                                      10/10/97
ID-706         Interior Elevations                                      10/10/97
ID-707         Interior Elevations                                      10/10/97
ID-708         Interior Elevations                                      10/10/97
ID-709         Interior Elevations                                      10/10/97

2. Specifications titled Harbourtown Conference Center, Sea Pines, Hilton Head Island, SC prepared by Lee & Parker Architects dated October 10, 1997.

3. The following Allowances are included in the Heritage Conference Center Building Construction:

     a.   Carpet and pad                                         $109,500.00
     b.   Wall coverings at moveable partitions                  $ 14,418.00
     c.   Audio-visual system                                    $ 31,364.00
     d.   Finish Hardware material & labor                       $ 27,244.00
     e.   Connector bridge to clubhouse                          $  5,686.00
     f.   Heritage Locker Room finish allowance                  $100,000.00

4. The Heritage Conference Center Building Construction specifically includes the following:

     a. The Building Permit Fee for the Conference Center has already been paid and is not included.
     b. De-watering and 2 ft. of stone under continuous footing concrete are included, similar to the plan requirements for the spread footing concrete.
     c. Operable Panel Partitions are included as Modernfold Acousti-Seal 932 (STC50) as an equal product to Holcombe & Hoke (no STC rating specified).


E.   INN AT HARBOUR TOWN AND SEA PINES RACQUET CLUB SITEWORK

1. The Inn at Harbour Town and Sea Pines Racquet Club sitework portion of this proposal is based on the following documents prepared by Thomas & Hutton Engineering Co. titled "The Inn at Harbour Town".

Sheet No.    Description                                      Issue Date     Revision Date
---------    -----------                                      ----------     -------------
1            Coversheet                                       5/12/98        5/5/99
2            Sheet Index                                      5/5/98         5/5/99
3            Demolition Plan                                  10/21/98       5/4/99
4            Paving, Grading & Drainage                       3/17/98        4/30/99
5            Paving, Grading & Drainage                       3/17/98        4/30/99
6            Water & Sewer Plan                               3/17/98        4/30/99
7            Water & Sewer Plan                               3/17/98        4/30/99
8            Sewer Profiles                                   5/5/98
9            Details                                          5/5/98         5/5/99
10           Details                                          5/5/98         11/9/98
11           Details                                          5/5/98         1/7/99
12           Composite Harbour Town Inn & Conference
             Center Plan
13           Composite Site Development Plan

2. The sitework portion of this contract does not include the Work shown on the sitework drawings listed above completed under the previous sitework contract dated October 6, 1998.

3. The Inn at Harbour Town and Sea Pines Racquet Club Sitework specifically includes the following:

     a. Sanitary Sewer shall be completed as shown on sheet 5, revision date 10/28/98 of the above listed drawings and does not include re-routing the sanitary sewer through the tennis center.
     b.   No sitework for the future tennis shop is included.
     c.   Removal of tennis court fences is not included.
     d. Replacement of bollards, benches, etc. is not included except as included in the site furnishings allowance.
     e.   Irrigation repair is not included.
     f.   Tree protection is not included.
     g. Repair of utilities not located by Owner or identified on the Contract Documents.

F.   INN AT HARBOUR TOWN AND SEA PINES RACQUET CLUB LANDSCAPE WORK

1. The Inn at Harbour Town and Sea Pines Racquet Club Landscape Development work portion of this proposal is based on the following documents prepared by Wood + Partners, Inc. titled "The Inn at Harbour Town and Stan Smith Tennis Center".

Sheet No.        Description                                     Issue Date     Revision Date
---------        -----------                                     ----------     -------------
                 Cover Sheet                                     3/19/99
L-1              Layout Sheet - Area 1                           3/19/99
L-2              Layout Sheet - Area 2                           3/19/99
L-3              Layout Sheet 3                                  3/19/99
L-4              Grading Plan                                    3/19/99
L-5              Grading Plan                                    3/19/99
L-6              Detail Sheet                                    3/19/99
L-7              Tennis Monument Construction Details
                 Lighting Schedule                               3/19/99
L-8              Detail Sheet                                    3/19/99
L-9              Maintenance Area Site Plan/Layout Plan          3/19/99
L-10             Gazebo Details                                  3/19/99
L-11             Planting Plan 1                                 3/19/99
L-12             Planting Plan 2                                 3/19/99
L-13             Planting Plan 3                                 3/19/99
L-14             Lighting Plan Area 1                            3/19/99
L-15             Lighting Plan Area 1                            3/19/99

2. The following Allowances are included in the Inn at Harbour Town and Sea Pines Racquet Club Landscape Work:

     a.   Landscape Mounding                                $2,000.00

     b.   Site Signage                                           $6,860.00
     c.   Site Electrical                                        $60,500.00
     d.   Site Furnishings                                       $3,800.00
     e.   Irrigation System                                      $24,992.00
     f.   Champions Monument                                     $14,000.00
     g.   Misc. electrical services                              $10,000.00
     h.   Repair existing tree lights                            $ 2,000.00
     i.   Tennis court lights electrical service                 $10,000.00
     j.   Terrace Fountain                                       $50,000.00

2. The scope and quantity of work included in this portion of the contract is shown on the attached Attachments F and G as the Phase I Work. Value Engineering changes accepted by the Owner and included in the GMP include the following:

     a. Defer until Phase II the painting of the stucco retaining wall on Lighthouse Lane.
     b.   Delete textured paving at the entrance area.
     c.   Defer until Phase II the Entry Feature on Lighthouse Road.
     d.   Defer the Site Furnishings swings until Phase II.
     e.   Defer the Lighthouse Road signs until Phase II.
     f. Change the size of the Parson's Juniper and Evergreen Giant Liriope to 1 gal.
     g.   Defer the Lighthouse Road site lighting until Phase II.
     h.   Defer the Lighthouse Road landscaping until Phase II.
     i.   Delete the annuals which will be included in the operations budget.
     j.   Trench drains at the tennis courts are included in sitework.
     k. Street lights to be furnished and installed by Palmetto Electric and leased them to the Owner.
     l. Tennis courts shall be renovated in accordance with the Howard B. Jones proposal dated May 14, 1999.
     m.   Defer Tennis Gazebos until phase II.


F.   INN AT HARBOUR TOWN BUILDING CONSTRUCTION

1. The Inn at Harbour Town Building Construction work portion of this proposal is based on the following documents prepared by Lee & Parker Architects titled "The Inn at Harbour Town".

Sheet No.        Description                                              Issue Date     Revision Date
---------        -----------                                              ----------     -------------
Architectural
-------------
A.1.1            Parking Level Plan                                       5/24/99
A.1.2            First Floor Plan                                         5/24/99
A.1.3            Second Floor Plan                                        5/24/99
A.1.4            Third Floor Plan                                         5/24/99
A.1.5            Roof Plan                                                5/24/99
A.2.1            Front/Right Elevation Plan                               5/24/99
A.2.2            Golf Course/Left Elevation Plan                          5/24/99

A.5.1            Building Section                                         5/24/99
A.5.2            Building Section                                         5/24/99
A.5.3            Wall Section                                             5/24/99

Structural
----------
S1.0             Foundation Plan                                          5/17/99
S1.1             Foundation Plan                                          5/17/99
S1.2             Shear Wall Plan                                          5/17/99
S2.0             First Floor Framing/Slabs Plan                           5/17/99
S2.1             First Floor Framing/Beams Plan                           5/17/99
S3.0             Beams & Slabs Schedule                                   5/17/99

Plumbing
--------
P0.1             Legend, Schedule, Notes                                  5/17/99
P0.2             Detail                                                   5/17/99
P1.0             Parking Floor Soil, Water & Vent Plan                    5/17/99
P1.1             Parking Floor Hot & Cold Water Plan                      5/17/99
P1.2             First Floor Plan                                         5/17/99
P1.3             Second Floor Plan                                        5/17/99
P1.4             Third Floor Plan                                         5/17/99
P2.0             Detail                                                   5/17/99
P2.1             Detail                                                   5/17/99
P3.0             Waste & Vent Riser                                       5/17/99
P3.1             Waste & Vent Riser                                       5/17/99
P3.2             Water Service Riser                                      5/17/99

Mechanical
----------
M0.1             Schedule, Legend                                         5/10/99
M1.0             Parking Floor Plan - HVAC                                5/10/99
M1.2             First Floor Plan - HVAC                                  5/10/99
M1.3             Second Floor Plan - HVAC                                 5/10/99
M1.4             Third Floor Plan - HVAC                                  5/10/99
M2.1             Detail                                                   5/10/99

Electrical
----------
E.0.0            Legend                                                   3/8/98
E.0.1            Electrical Site Plan                                     3/8/98
E1.0             Parking Floor Plan                                       3/8/98
E.1.1            First Floor Plan                                         3/8/98
E.1.2            Second Floor Plan                                        3/8/98
E.1.3            Third Floor Plan                                         3/8/98
E.2.0            Partial Plan                                             3/8/98
E.3.0            Food Prep Plan                                           3/8/98
E.4.0            Riser Plan                                               3/8/98
E.4.1            Riser Details                                            3/8/98
E.4.2            Riser Details                                            3/8/98

E.4.3            Riser Details                                            3/8/98

Kitchen/Food Service Plan
-------------------------
K.1              Equipment Plan                                           1/27/99
K.2              Symbols, Data & Notes                                    1/27/99
K.3              Symbols, Data & Notes                                    1/27/99
K.4              Elevations/Notes                                         2/99
K.5              Elevations/Sections                                      2/16/99


2. Specifications titled The Inn at Harbourtown, Sea Pines, Hilton Head Island, SC prepared by Lee & Parker Architects dated June 4, 1999.

3. The following Allowances are included in the Inn at Harbour Town Building Construction. The interior finishes allowances listed below were based on the "Interior Finish Descriptive Narrative" prepared by Design Continuum, Inc. dated March 19, 1999 and included in Attachment E as qualified in below.

     a.   Guest Room Door Locking System                         $ 20,956.00
     b.   Finish Hardware                                        $ 10,775.00
     c.   Sliding Automatic Entry Doors                          $ 12,000.00
     d.   Ceramic Tile                                           $136,239.00
     e.   Stone Floors and Walls                                 $ 40,650.00
     f.   Toilet Accessories                                     $ 18,187.00
     g.   Carpet Pad and Installation Labor                      $ 46,561.00
     h.   Vinyl Wall Covering Installation Labor                 $ 54,285.00
     i.   Plexture Wall Finish                                   $ 66,152.00
     j..  Painting                                               $134,709.00
     k..  Finish Carpentry, Millwork and Casework                $429,533.00
     l..  Cupolas                                                $ 17,900.00
     m.   Stone Vanity Tops                                      $ 30,200.00

4. The Inn at Harbour Town Building Construction specifically includes the following:

     a.   No Metal Louvers are included at the Parking Level.
     b. Paint finish is included at all interior walls and columns at the Parking Level. Stucco not included on the interior of parking level columns.
     c.   No ceiling finish or insulation is included at the Parking Level.
     d.   No Fire Pump or Emergency Generator is included.
     e.   Exit Stairs are included as steel construction.
     f. Entry Canopy is included as wood structure with exposed trusses and roof deck.
     g.   No skylight is included at the Canopy walkway.
     h. No custom millwork is included at the Elevator car. Elevators are included as Dover. Oildraulic 2,500#, "Marquis 25". Stainless steel jambs and doors at the Parking Level.

          Elevator #1 has bronze doors on floors 1,2,3, and model DAP car finish. Elevator #2 has painted steel doors, jambs, and car finish.
     i.   Mini Bars are not included.
     j.   Lighted magnifying mirrors are not included.
     k.   Room Safes are not included.
     l.   The Costs of blueprinting is not included.
     m.   No Lobby Planters or Plants are included.
     n.   Roofing is included as specified for the Heritage Conference Center.
     o. Guest Room shower doors are included as Alumax 3/8" glass frameless construction.
     p. All Guest Room doors except the Corridor entry door are included as standard paint grade flush doors in the configuration indicated. Louver doors are included at closets.
     q. It is noted that the Finish Carpentry Allowance is compiled including all Guest Room finish carpentry as paint grade in standard shapes. Ceiling Beams at the Guest Rooms and Brackets at the Corridors are eliminated.
     r.   Two chutes are included in lieu of the three shown.
     s. Handrails are included as mechanically fastened instead of welded aluminum.
     t.   Stair #1 shall have heart pine trim with carpet treads and risers.

                                  ATTACHMENT B
                               INN AT HARBOUR TOWN
                           HERITAGE CONFERENCE CENTER
                             SEA PINES RACQUET CLUB

                               SCHEDULE OF VALUES

--------------------------------------------------------------------------------------------------------------------------
                                                         INN AT          HERITAGE        SEA PINES
   ITEM               DESCRIPTION                     HARBOUR TOWN     CONF. CENTER     RACQUET CLUB        TOTAL

--------------------------------------------------------------------------------------------------------------------------
           BUILDING CONSTRUCTION
    1      Building Sitework                               $21,580         $108,545                0         $130,125
    2      Concrete Foundation                             235,684          165,335                0          401,019
    3      Concrete Suspended Slabs                        996,138          331,253                0        1,327,392
    4      Masonry                                           8,500           36,226                0           44,726
    5      Structural Steel                                 36,215          170,640                0          206,855
    6      Railings                                         29,285           17,444                0           46,729
    7      Rough Carpentry                                  47,152           53,337                0          100,489
    8      Exterior Carpentry                               40,733           52,556                0           93,289
    9      Millwork                                        471,438          281,408                0          752,846
    10     Granite Tops                                     30,200           13,425                0           43,625
    11     Skylight                                         10,780                0                0           10,780
    12     Cupola                                           17,900                0                0           17,900
    13     Waterproofing Balconies                          11,000            3,244                0           14,244
    14     Flat Roof                                        71,800                0                0           71,800
    15     Metal Roof                                      120,000          173,077                0          293,077
    16     Flashing & Sheet Metal                           32,200            6,315                0           38,515
    17     Caulking                                         13,400            2,750                0           16,150
    18     Waterproof Foundation                             8,745            4,146                0           12,891
    19     Tectum Deck                                      15,657                0                0           15,657
    20     Hollow Metal                                     34,821           13,825                0           48,646
    21     Flood Doors                                           0           35,700                0           35,700
    22     Wood Doors                                       87,982           27,405                0          115,387
    23     Storefront System                                26,090           41,415                0           67,505
    24     Windows                                         176,851                0                0          176,851
    25     Mirrors                                          10,200                0                0           10,200
    26     Shower Doors                                     42,000              500                0           42,500
    27     Hardware                                         10,775           27,244                0           38,019
    28     Entry Lock System                                20,956                0                0           20,956
    29     Drywall                                         581,779          227,695                0          809,473
    30     Stucco                                          215,000           97,082                0          312,082
    31     Acoustical Ceiling Tile                           6,474           18,632                0           25,106
    32     Carpet                                           46,561          109,500                0          156,061
    33     Stone Floors                                     40,650                0                0           40,650
    34     Ceramic Tile                                    136,240           38,920                0          175,160
    35     Quarry Tile                                       5,588                0                0            5,588
    36     Heart Pine Floors                                46,236                0                0           46,236
    37     Vinyl Flooring                                    2,182            1,900                0            4,082
    38     Paint                                           134,710           36,736                0          171,446
    39     Wallcovering                                     54,285           38,081                0           92,366
------------------------------------------------------------------------------------------------------------------------

                                  ATTACHMENT B
                               INN AT HARBOUR TOWN
                           HERITAGE CONFERENCE CENTER
                             SEA PINES RACQUET CLUB

                               SCHEDULE OF VALUES

--------------------------------------------------------------------------------------------------------------------------
                                                         INN AT          HERITAGE        SEA PINES
   ITEM               DESCRIPTION                     HARBOUR TOWN     CONF. CENTER     RACQUET CLUB        TOTAL

--------------------------------------------------------------------------------------------------------------------------
           BUILDING CONSTRUCTION
                                                    --------------------------------------------------------------------
    40     Special Wall Finishes                            66,152                0                0           66,152
    41     Heritage Locker Room Allowance                        0          100,000                0          100,000
    42     FRP Wall Panels                                   6,130           14,150                0           20,280
    43     Final Cleaning                                   13,471            8,458                0           21,929
    44     Specialties                                      55,344           58,367                0          113,710
    45     Kitchen Equipment                                16,799          249,367                0          266,166
    46     Elevators                                       107,127           55,092                0          162,219
    47     Fire Sprinkler System                           144,840           46,240                0          191,080
    48     HVAC & Plumbing                                 979,700          287,245                0        1,266,945
    49     Electrical                                      451,375          350,386                0          801,761
                                                    ------------------------------------------------------------------
    50     BUILDING SUB-TOTAL                            5,738,722        3,303,640                0        9,042,362

    51     LANDSCAPE CONSTRUCTION
    52     Temp. Tennis Center (Allow)                           0                0           59,800           59,800
    53     Landscape Earthwork                               9,484           10,613            7,720           27,816
    54     Gen. Landscape Construction                     262,482           30,385          131,352          424,220
    55     Site Signage                                      3,800                0            5,010            8,810
    56     Site Furnishings                                  6,860            2,260            5,200           14,320
    57     Landscape Development                           167,432           52,895           70,265          290,592
    58     Site Electrical                                  29,900                0           15,770           45,670
    59     Tennis Court Construction                             0                0          422,285          422,285
                                                    ------------------------------------------------------------------
    60     LANDSCAPE SUB-TOTAL                             479,958           96,152          717,403        1,293,513

    61     SITEWORK
    62     Sitework                                        226,591          146,000          255,517          628,108
    63                                                           0                0                0                0
                                                    ------------------------------------------------------------------
    64     SITEWORK SUB-TOTAL                              226,591          146,000          255,517          628,108

    65     GENERAL REQUIREMENTS
    66     General Conditions                              283,992          136,570                0          420,562
    67     Building Permits                                 39,767            6,482            6,041           52,290
    68     Taxes & Insurance                               106,211           66,102            1,141          173,454
    69     Payment & Performance Bonds                           0                0                0                0
                                                    ------------------------------------------------------------------
    70     GENERAL REQUIREMENTS SUB-TOTAL                  429,969          209,154            7,182          646,306

                                                    ------------------------------------------------------------------
    71     TOTAL COST OF THE WORK                        6,875,241        3,754,946          980,102       11,610,289

    72     CONTRACTOR'S FEE                    8.0%        550,019          300,396           78,408          928,823

                                                    ------------------------------------------------------------------
    73     GUARANTEED MAXIMUM PRICE                     $7,425,260       $4,055,342       $1,058,510      $12,539,112

----------------------------------------------------------------------------------------------------------------------


                                     Page 2